Gryphon Gold Enters Into Lease Agreement
On Hole in the Wall Property

July 9, 2009 Vancouver, B.C. - Gryphon Gold Corporation (GGN: TSX / GYPH: OTC.BB) is pleased to report that Nevada Eagle Resources, a wholly owned subsidiary of Gryphon Gold, has entered into a lease agreement whereby Newmont Mining Corporation ("Newmont") has agreed to undertake exploration and development, if warranted, of Nevada Eagle's Hole In The Wall property, located on the southeastern extent of the Lovelock-Austin Mineral Belt.

The Hole in the Wall property consists of 30 unpatented lode mining claims covering approximately 245 hectares (600 acres) and is located 40 kilometers (25 miles) northeast of Austin, Nevada or 56 kilometers (35 miles) south of the Cortez Hills Deposit operated by Barrick Gold.

The property is underlain by Ordovician meta-sediments in the west (Hole-in-the-Wall target), and Oligocene volcanic rocks and dacite stocks and sills in the east (Bull’s Eye target). Two types of alteration/mineralization are recognized on the property; andesite stratovolcano-hosted advanced argillic alteration with anomalous gold (Bull’s Eye target), and sedimentary rock-hosted gold (arsenic, mercury, antimony) mineralization, in thrust-faulted, fine-grained clastics and limestones of the Vinini Formation (Hole-in-the-Wall target).

Recently collected and analyzed surface rock samples contain up to 3,880 parts per billion (3.88 g/t) gold, with associated anomalous arsenic (maximum of 3900 ppm), antimony (maximum of 41 ppm) and mercury (maximum of 15 ppm). The Au-As-Sb geochemical anomaly is about half a mile wide and about one mile long. The grades from the surface sampler are not indicative of drilling results, and should be considered to be conceptual in nature. There has been insufficient exploration to define a mineral resource and it is uncertain if further exploration will result in the Hole in the Wall property being delineated as a mineral resource.

The lease agreement requires annual preproduction royalty payments of $15,000 at time of signing and escalating to $25,000 by year three and each year thereafter. If the property is placed into production, a variable rate, net smelter return (NSR) royalty is payable to Nevada Eagle. The variable rate escalates from 3% at a gold price of US$850 per ounce or less, to a maximum rate of 5.5% if the price of gold exceeds US$1,200 per ounce. Half of the preproduction royalty payments and any future NSR royalty payments received by Nevada Eagle are payable to Douglas R. Bowden a private individual who jointly holds the claims with Nevada Eagle. During the lease period, Newmont is responsible for all claim holding costs.

Gryphon Gold is a Nevada focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada. Nevada Eagle Resources, a wholly owned subsidiary, has approximately 54 highly prospective gold properties located in desirable gold trends in Nevada. Nevada Eagle’s Golden Arrow property (leased to Nevada Sunrise Gold Corp.) contains a NI43-101 compliant resource of 296,500 ounces of gold (measured and indicated) and 50,400 inferred ounces of gold. Nevada Eagle's other principal properties have a cumulative 550,000 of historical ounces of gold (the historical estimates are based on internal reports prepared by prior owners prior to February 2001 and were not prepared in accordance with CIM NI 43-101 standards, and thus their reliability has not been verified). A number of Nevada Eagle’s principal properties are subject to joint venture or farm in agreements in favor of third parties.

ON BEHALF OF THE BOARD OF DIRECTORS OF GRYPHON GOLD CORPORATION

John L. Key, CEO

This press release contains "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to the expectations and results of explorations at the Hole In The Wall property, sensitivity to metal prices and ore grade, resource estimates on the Borealis resource and the Golden Arrow property, pediment exploration plans and other plans, projections, estimates and expectations. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that Newmont will not undertake any exploration or development work on Nevada Eagle’s Hole in the Wall property and the risks and uncertainties outlined under the section headings "Forward-Looking Statements" and "Risks Factors" in our annual report on Form 10-KSB, as filed with the SEC on June 26, 2008, as amended July 7, 2008, under the section heading "Risk Factors" in our most recent quarterly report on Form 10-Q, as filed with the SEC on February 13, 2009, as amended March 10, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC ( available at www.sec.gov) and with Canadian securities administrators ( available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as may be required by law.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com . For further information contact: John Key, CEO, by phone: 775-853-8814, or email at jkey@gryphongold.com. The Borealis property is described in the technical report(the "technical reports") dated April 28, 2008 titled Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. and dated September 2, 2008 titled "Preliminary Assessment of the Mineral Resources of the Borealis Gold Project located in Mineral County, Nevada, U.S.A., and prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators ("NI 43-101"). The technical reports describe the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The reports also include a description of environmental and permitting matters.

The information in this press release as it relates to the mineral resources of the Borealis property was reviewed by Dr. R. Steininger of Reno, NV, a Qualified Person as defined by NI 43-101 of the Canadian Securities Administrators. Dr. Steininger is a consulting geologist retained by Gryphon Gold and is the principal author of the technical report and is considered independent of Gryphon Gold for the purposes of NI 43-101.

All mineral resources have been estimated in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101. U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission (SEC) Industry Guide 7. Canadian and Guide 7 standards are substantially different and the information contained in this press release is not comparable to similar information disclosed by U.S. companies. This press release uses the terms "measured," "indicated," and "inferred" resources. We advise investors that while those terms are recognized and required by Canadian regulations, the SEC does not recognize them. Inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that enable them to be categorized as mineral reserves. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. U.S. investors are cautioned not to assume that part or all of an inferred resource exists, or is economically or legally minable.